As filed with the Securities and Exchange Commission on May 1, 2017

Registration No. 333-209772

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0317820
(State of Incorporation)	(I.R.S. Employer Identification No.)

390 Park Avenue

New York, New York 10022-4608

(Address of principal executive office, including zip code)

ARCONIC BARGAINING RETIREMENT SAVINGS PLAN

ARCONIC SALARIED RETIREMENT SAVINGS PLAN

ARCONIC HOURLY NON-BARGAINING RETIREMENT SAVINGS PLAN

ARCONIC FASTENER SYSTEMS AND RINGS RETIREMENT SAVINGS PLAN

ARCONIC RETIREMENT SAVINGS PLAN FOR ATEP BARGAINING EMPLOYEES

(Full Title of Plans)

Katherine H. Ramundo

Executive Vice President, Chief Legal Officer and Secretary

390 Park Avenue,

New York, New York 10022-4608

(212) 836-2656

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment (in this Explanatory Note, the “Amendment”) incorporates by reference the contents of Registration Statement on Form S-8 (File No. 333-209772) filed by Arconic Inc. (“Arconic”) with the Securities and Exchange Commission on February 26, 2016, as amended from time to time (the “Registration Statement”).

This Amendment constitutes Post-Effective Amendment No. 3 to the Registration Statement. Arconic is filing this Amendment solely to correct an administrative error in the content of Exhibit 23, Consent of PricewaterhouseCoopers LLP, filed with Arconic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission on February 28, 2017 (the “10-K”). Such Exhibit 23 to the 10-K inadvertently omitted reference to the Registration Statement. A Consent is filed herewith as Exhibit 23.

This Amendment does not modify any other part of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Amendment (numbering corresponds to Exhibit Table in Item 6.01 of Regulation S-K).

Exhibit Number	Description

15	Letter regarding unaudited interim financial information.

23	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney of certain directors of Arconic (incorporated by reference to Exhibit 24 to Arconic’s Annual Report on Form 10-K for the year ended December 31, 2016).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on this 1st day of May, 2017.

ARCONIC INC. (Registrant)

By	/s/ Paul Myron

Vice President and Controller
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Hess	Interim Chief Executive Officer; Director (Principal Executive Officer)	May 1, 2017
David P. Hess

/s/ Ken Giacobbe	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2017
Ken Giacobbe

/s/ Paul Myron	Vice President and Controller (Principal Accounting Officer)	May 1, 2017
Paul Myron

Amy E. Alving, Arthur D. Collins, Jr., Rajiv L. Gupta, Sean O. Mahoney, E. Stanley O’Neal, John C. Plant, L. Rafael Reif, Julie G. Richardson, Patricia F. Russo, Ulrich R. Schmidt and Ratan N. Tata, each as a Director, on May 1, 2017, by Peter Hong, their attorney-in-fact.

/s/ Peter Hong

Attorney-in-fact

The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the plans covered by the Registration Statement) have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 2017.

Arconic Bargaining Retirement Savings Plan

Arconic Salaried Retirement Savings Plan

Arconic Hourly Non-Bargaining Retirement Savings Plan

Arconic Fastener Systems and Rings Retirement Savings Plan

Arconic Retirement Savings Plan for ATEP Bargaining Employees

By:	/s/ Ken Giacobbe
Ken Giacobbe, Member, Arconic Inc. Benefits Management Committee

By:	/s/ Peter Hong
Peter Hong, Member, Arconic Inc. Benefits Management Committee

By:	/s/ Vas Nair
Vas Nair, Member, Arconic Inc. Benefits Management Committee

INDEX TO EXHIBITS

Exhibit Number	Description

15	Letter regarding unaudited interim financial information.

23	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney of certain directors of Arconic (incorporated by reference to Exhibit 24 to Arconic’s Annual Report on Form 10-K for the year ended December 31, 2016).